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                                                                      EXHIBIT 99

PRESS RELEASE

COTELLIGENT, INC.                 FOR IMMEDIATE RELEASE
101 California Street,            For Information Contact:
Suite 2050                        James R. Lavelle, Chief Executive Officer
San Francisco, CA 94111           Herbert D. Montgomery, Chief Financial Officer
Telephone: 415-439-6400
                                  Cotelligent # 00-9



                             COTELLIGENT ANNOUNCES

                           FIRST QUARTER EXPECTATIONS


     SAN FRANCISCO - JUNE 17, 1999 - Cotelligent, Inc. (NYSE: CGZ), a leading provider of information technology (IT) consulting services, today announced earnings expectations for the three months ending June 30, 1999. These expectations are based upon the preliminary results for the months of April and May 1999.

     The Company expects revenues in excess of $88 million for the quarter ending June 30, 1999, compared to $73.0 million for the comparable period in the prior year. After a pretax restructuring charge of approximately $4.2 million and impairment of long-lived assets resulting in a pretax write-down of goodwill of $20.0 million, the Company expects a net loss of between $13 million and $15 million for the quarter ending June 30, 1999 as compared to net income of $3.5 million for the same period in the prior year.

     The Company is experiencing a downturn in demand for its services, which it believes to be principally related to strategies being employed by the Company's customers of reducing investment in IT infrastructures while their Y2K compliance is being ascertained. While the downturn in demand is broadly based, it is most pronounced in the financial services sector. The restructuring charge is related to the reorganization to the Company's new five practice group operating structure. This reorganization is anticipated to favorably position the Company in the future.

     The Company expects to announce definitive results for the first quarter during the last week of July. The expectations described above are based solely on preliminary results for the first two months of the quarter and are subject to further revision or adjustments based upon actual results of operations for the three month period.

ABOUT COTELLIGENT

     Cotelligent is a nationwide provider of information technology (IT) consulting and outsourcing services to organizations with complex information system and technology operations. Cotelligent's consulting practices are:
Professional Services - IT staff augmentation; Technology Solutions - custom
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application software development and outsourcing; Alliance Services - solutions
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through national partnerships with leading enterprise application software companies; Network Services - network design, intranet and Internet application
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design and development, and IT Education.  The company is headquartered in San
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Francisco, Calif. and its stock is traded on the New York Stock Exchange under the symbol CGZ. More information is available on the Company's Web site at http://www.cotelligent.com.
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SAFE HARBOR STATEMENT

     Except for historical information contained herein, the information contained in this news release includes forward-looking statements that involve certain risks and uncertainties that could cause actual results to vary materially from such statements. All forward-looking statements included in this release are based upon information available to Cotelligent as of the date thereof, and Cotelligent assumes no obligation to update any such forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: the extent to which customers continue to reduce investment in IT infrastructures; preliminary nature of the financial information; review of the financial results by the Company's auditors; review of the restructuring charge by the Securities and Exchange Commission or other governmental agency; the availability of qualified IT professionals; the rate of hiring, productivity and retention of revenue-generating personnel; changes in the pricing of Cotelligent's services; the timing and rate of entrance into new regional markets; the structure and timing of acquisitions; and general economic conditions. Please refer to the discussion of risk factors and other factors included in Cotelligent's Annual Report on Form 10K for the year ended March 31, 1998, the Company's most recent Report on Form 10Q, and other filings made with the Securities and Exchange Commission.


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